UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

THE SINGAPORE FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

THE SINGAPORE FUND, INC.

To Be Held On:

June 2, 2010 at 10:30 a.m.

Daiwa Capital Markets America Inc., Financial Square,

32 Old Slip, 14th Floor, New York, New York 10005

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request as instructed below before May 24, 2010.

Please visit http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14193, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

- OR -
IN PERSON: You may vote your shares in person by attending the Annual Meeting.
- OR -
TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.
- OR -
MAIL: You may request a card by following the instructions above.

1.      To elect Directors of the Fund for a term expiring on the date on which Directors are elected at the Annual Meeting of Stockholders of the Fund in 2013 or the date on which their successors are elected and qualified.

2.   The shareholders of The Singapore Fund, Inc. (“Fund”) ask the Board of Directors to take the steps necessary to adopt an interval fund structure, whereby the Fund will conduct periodic tender offers at least semiannually for at least 10% of currently outstanding common shares at a price of at least 98% of net asset value (NAV).

NOMINEES:	David G. Harmer	Class I
	Rahn K. Porter	Class I

Please note that you cannot use this notice to vote by mail.